ASSIGNMENT AND ASSUMPTION OF SECURITIES

     ASSIGNMENT AND ASSUMPTION OF SECURITIES AGREEMENT, dated as of December 18th, 2000, by and between Infocrossing, Inc., a Delaware corporation (the "Company"), Sandler Capital Partners V, L.P. (the "Assignor"), and Sandler Capital Partners V FTE, L.P. (the "Assignee"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to such terms in the Securities Purchase Agreement referred to below.


                              W I T N E S S E T H:
                               - - - - - - - - - -


     WHEREAS, the Company, DB Capital Investors, L.P. and the Assignor are parties to a Securities Purchase Agreement, dated as of April 7, 2000 (the "Securities Purchase Agreement");

     WHEREAS, the Assignor desires to assign its interest in a certain number of the Securities to the Assignee;

     WHEREAS, the Company desires to permit the assignment of certain of the Assignor's interests in the Securities to the Assignee.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Assignor and the Assignee agree as follows:

     1. The Assignor by this instrument does hereby absolutely assign, convey, grant, transfer and deliver unto the Assignees all of the Assignor's right, title and interest existing at the time of this Agreement in the Securities set forth below and all of Assignors' rights and obligations under the Securities Purchase Agreement with respect to the Securities set forth below.


                                              Shares of
               Assignor               Series A Preferred Stock         Warrants
--------------------------------------------------------------------------------
Sandler Capital Partners V,                   20,810.5                 334,805.3
L.P.
--------------------------------------------------------------------------------

     2. The Assignee hereby assumes and agrees to pay or cause to be paid or otherwise discharge, perform and fulfill or cause to be discharged, performed and fulfilled, as they become due and payable all obligations of the Assignor arising on or subsequent to the Closing Date which arise out of or are related to the Securities Purchase Agreement.

                                              Shares of
               Assignee               Series A Preferred Stock         Warrants
--------------------------------------------------------------------------------
Sandler Capital Partners V                    20,810.5                 334,805.3
FTE, L.P.
--------------------------------------------------------------------------------

     3. By its execution and delivery hereof the Company consents to the assignment and assumption contemplated hereby and releases the Assignor in full from any obligation or liability of any nature whatsoever with respect to the Securities listed above which the Assignor may have had under the Securities Purchase Agreement.

     4. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     5. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

     IN WITNESS WHEREOF, the Company, the Assignor and the Assignee have caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.





                                        INFOCROSSING, INC.



                                        By: /s/ Zach Lonstein
                                            ----------------------------------
                                            Name: Zach Lonstein
                                            Title: Chairman

ASSIGNOR:

SANDLER CAPITAL PARTNERS V, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner



By /s/ Moira Mitchell
   ------------------------------------------------
   Name: Moira Mitchell
   Title: President

ASSIGNEE:
SANDLER CAPITAL PARTNERS V FTE, L.P.

         By:      Sandler Investment Partners, L.P.,
                  General Partner

         By:      Sandler Capital Management,
                  General Partner

         By:      MJDM Corp., a General
                  Partner

By /s/ Moira Mitchell
   ------------------------------------------------
   Name: Moira Mitchell
   Title: President


                                      -5-